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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Arbor Drugs, Inc. on Form S-8 (File Nos. 33-11830, 33-54141, 33-56109,
33-39259, 33-13102 and 33-13433) of our report dated September 26, 1997, on our audits of the consolidated financial statements of Arbor Drugs, Inc. and Subsidiaries as of July 31, 1997 and 1996, and for the years ended July 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.





/s/ Coopers & Lybrand L.L.P.
-----------------------------
Detroit, Michigan
October 24, 1997



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